                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant | |

Filed by a Party other than the Registrant |X|

Check the appropriate box:

         | |  Preliminary Proxy Statement

         | |  Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))

         | |  Definitive Proxy Statement

         |X|  Definitive Additional Materials

         | |  Soliciting Material Under Rule 14a-12

                           TRI-CONTINENTAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

                     WESTERN INVESTMENT HEDGED PARTNERS L.P.
                             WESTERN INVESTMENT LLC
                    WESTERN INVESTMENT ACTIVISM PARTNERS LLC
                WESTERN INVESTMENT TOTAL RETURN MASTER FUND LTD.
                  BENCHMARK PLUS INSTITUTIONAL PARTNERS, L.L.C.
                         BENCHMARK PLUS PARTNERS, L.L.C.
                        BENCHMARK PLUS MANAGEMENT, L.L.C.
                          PARADIGM PARTNERS, N.W., INC.
                                ARTHUR D. LIPSON
                                 SCOTT FRANZBLAU
                                 ROBERT FERGUSON
                                 MICHAEL DUNMIRE
                                   PAUL DEROSA
                                  DAVID B. FORD
                                 ELYSE NAKAJIMA
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         |X|  No fee required.

         | |  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying  value of transaction  computed pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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         | |  Fee paid previously with preliminary materials:

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         | |  Check box if any part of the fee is offset as provided by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid

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         (2)  Form, Schedule or Registration Statement No:

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         (3)  Filing Party:

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         (4)  Date Filed:

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                                EXPLANATORY NOTE

         Western   Investment   Hedged   Partners   L.P.   together  with  other
Participants  ("Western  Investment")  is  filing  materials  contained  in this
Schedule  14A  with the  Securities  and  Exchange  Commission  relating  to the
definitive  proxy  statement  and  accompanying   proxy  cards  filed  with  the
Securities  and  Exchange  Commission  on  August  22,  2006  and to be  used in
connection  with  the  special   meeting  of  stockholders  of   Tri-Continental
Corporation  (the  "Company")  scheduled to be held on  September  28, 2006 (the
"special  meeting")  to  solicit  votes in support  of the  election  of Western
Investment's  slate of director  nominees and against  certain of the  Company's proposals at the special meeting.  Western Investment urges stockholders to read its definitive proxy statement because it contains important information.

         ITEM 1.

         On September 18, 2006 Western  Investment  issued the  following  press release.

FOR IMMEDIATE RELEASE

             ISS RECOMMENDS SUPPORT FOR WESTERN INVESTMENT SLATE ON
              GOLD CARD IN TRI-CONTINENTAL'S (NYSE-TY) PROXY BATTLE

           CITES LONG-TERM TRADING DISCOUNT TO NAV, INVESTIGATIONS BY
                     SEC AND NEW YORK STATE ATTORNEY GENERAL

SALT LAKE CITY  (September  18, 2006) Western  Investment  Hedged  Partners L.P.
today announced that Institutional  Shareholder Services ("ISS"),  respected and influential  provider of voting  advisory  services to  institutional  investors world-wide,  recommends that its clients vote on the GOLD proxy card FOR Western
Investment's  slate of nominees  at the  Tri-Continental  Corporation  (NYSE:TY)
Special Meeting of Stockholders scheduled for September 28th.

In  making  its  recommendation,  ISS  noted  both  the  ongoing  investigations involving  J. & W.  Seligman & Co.  Incorporated,  Tri-Continental's  investment manager,  by the SEC and the New York State Attorney  General's Office,  and the
deep discount to NAV at which Tri-Continental has historically traded.

Pointing to "the Fund's discount to NAV that has persisted over the years",  ISS determined that a "mandate for change is justified".  The ISS announcement added that..."ISS believes that Eliot Spitzer's charges of market-timing  arrangements with various  entities  that  violated  Seligman  funds'  prospectuses  and were harmful to shareholders are quite serious, and recommends that shareholders vote
FOR Western Investment's director nominees."

Art Lipson,  of Western  Investment,  commented:  "We are gratified  that ISS is supporting the election of our slate of world-class investment professionals. We expect to remain holders of  Tri-Continental  for the long term and, if elected,
we  fully   intend  to  work  with  our   fellow   board   members   to  improve
Tri-Continental's  performance,  revamp its management and reduce the prevailing discount to net asset value to a  reasonable  level.  Given  Seligman's  current stance regarding the ongoing investigations,  we are convinced that stockholders
require   the   independent   representation   we  intend  to   provide  on  the
Tri-Continental board."

Since the  Special  Meeting  is only days  away,  Western  Investment  is asking
Tri-Continental stockholders to vote their shares today by phone or internet, or to sign and return their GOLD proxy cards as soon as  possible.  Only the latest dated proxy  counts,  so even if a  stockholder  has already  sent in a proxy to
Tri-Continental,  they have every legal  right to change  their vote and support the Western Investment slate with the GOLD proxy card.

Contact:
INNISFREE M&A INCORPORATED - Michael Brinn (212)-750-8253
FOR ADDITIONAL INFORMATION, please visit: www.fixmyfund.com.

The website  HTTP://WWW.FIXMYFUND.COM was updated to include a link to the above letter.